                              EMPLOYMENT AGREEMENT

         This Agreement is made as of the 8th day of September, 2003, between
Ener1, Inc., a Florida corporation (the "Company") and Kevin P. Fitzgerald, a resident of Florida, having an address of 4779 Collins Avenue, #1804, Miami,
Florida 33140 (the "Executive").

                                    RECITALS

         WHEREAS, the Company desires to employ the Executive as its Chairman of the Board of Directors and Chief Executive Officer, and the Executive desires to serve as the Company's Chairman and Chief Executive Officer, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1. Employment. The Company hereby employs the Executive as its full time Chairman and Chief Executive Officer, and the Executive accepts such employment for the term of employment specified in Section 3 below (the
"Employment Term"). During the Employment Term, the Executive shall, subject to the direction of the Board of Directors of the Company, oversee and direct the operations of the Company and perform such other duties as may from time to time be assigned to him by the Board of Directors.

2.    Performance.  The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. The Executive shall report to the Board of Directors of the Company. The Executive agrees to devote his best efforts and all of his business time to the performance of his duties hereunder during the Employment Term As Chairman and Chief Executive
Officer, the Executive is expected to provide his services at the Company's headquarters in Fort Lauderdale, Florida, except when traveling on business on behalf of the Company. The Executive may spend an average of one day per month performing services for Edison Advisors, LLC. The Executive may also serve as a director for other companies, provided that he advises the Company of same and there is no conflict between his service thereon and his duties hereunder.
Specifically, without limiting the foregoing, the Executive may remain on the
Board of Directors for Edison Advisors, LLC.

3. Employment Term.  The Employment Term shall begin on September 8, 2003 and continue through December 31, 2005 (the "Employment Term"). The Executive's
employment with the Company during the Employment Term shall be subject to termination in accordance with the terms of this Agreement. This Agreement shall renew automatically as provided in Section 8 unless terminated by either party hereto in accordance with the terms hereof.

4.       Compensation.

                  a) Salary.  i) During the Employment Term, the Company
shall pay to the Executive a base salary, payable in equal semi-monthly installments, subject to withholding and other applicable taxes, at an annual rate of Two Hundred Fifty Thousand Dollars ($250,000).

                         ii)      If and when an aggregate of an additional
$3,000,000 is invested in the Company (as debt or equity, pursuant to the purchase of securities, the exercise of warrants or options or otherwise) from investors other than the shareholders of Ener1 Group, Inc., the Company will increase the permanent annual base salary of the Executive by $100,000.

                         iii)     Additional increases in the Executive's
salary will be based on performance of the Executive and determined by the
Company's Board of Directors on a calendar year basis. Such increases will be not less than 10% per year. In no event may the Executive's salary be decreased below its then-current level.

               b) Bonuses.  i) During the Employment Term, in addition to the annual base salary payable to the Executive, the Executive shall have the opportunity to earn a bonus equal to up to 100% of the Executive's base salary, based on performance criteria approved by the Board of Directors. Any bonus under this Subsection (i) will be paid to the Executive at the same time as other annual bonuses (if any) are paid to the other executive officers of the
Company. The amount of any bonus will be determined, and the bonus will be paid, promptly following the calendar year end. The bonuses for partial calendar years will be pro rated.

                           ii)    In addition to any bonuses payable under
Subsection (i) immediately above, the Company will pay a bonus of $250,000 to the Executive when the market capitalization of the Company reaches $200 million based on a rolling 30 day average of the closing price of the Company's stock, as indicated by the Over-the-Counter Bulletin quotations for the Compan's stock, or such other quotation system to which the Company's stock is subject at the time or as reported by any exchange on which the Company's stock is listed at the time. Such bonus will be paid in cash. If, at the time that he bonus payment is due, the Company lacks sufficient cash to pay the bonus, it will pay the bonus in the form of a non-interest bearing promissory note payable in one year or when the Company has sufficient cash to pay the bonus, whichever is earlier. "Sufficient cash" for purposes of the previous sentence means cash equal to operating expenses for a six month period, based on the highest operating expenses for the three months preceding the month in which the bonus payment is due.

                           iii)     The Company shall immediately pay to the
Executive a sign-on bonus equal to 300,000 shares of the Company's common stock.
The shares shall be registered pursuant to a Registration Statement on Form S-8
(or any successor form) filed by the Company with the Securities and Exchange
Commission.
                  c)       Stock Options.  i) The Company will grant to
Executive options to purchase all or any part of an aggregate of shares of common stock of the Company equal to Three Percent (3%) of the outstanding common stock of the Company (computed as of the date of this Agreement), at a purchase price of $0.30 per share. It is agreed that the outstanding shares of common stock for purposes of calculating the number of options is 323,890,520 shares. The options will vest in equal installments on the first day of each month for the 36 months after the date of commencement of service, will expire in ten (10) years, and be further subject to the terms, conditions and provisions of the Company Stock Option Plan adopted in 2002 and to such conditions as are established in the Stock Option Agreement to be approved by the Company's Board of Directors, provided that the Company shall cause its
Stock Option Plan and the Stock Option Agreement to conform to the option terms set forth herein.

                           ii)      On December 31, 2004, the Company will grant
to the Executive additional options equal to One Percent (1%) of the then common stock of the Company determined on a fully-diluted basis with an exercise price per share equal to $500 million divided by the number of shares of common stock outstanding determined on a fully-diluted basis at the time of the option grant.
Such options will vest ratably in equal installments on the first day of each month for the 24 months after the date of grant and expire in ten years.

                           iii)     On December 31, 2005, the Company will grant
to the Executive additional options equal to One Half Percent (0.5%) of the then outstanding common stock of the Company determined on a fully-diluted basis with an exercise price per share equal to $1 billion divided by the number of shares of common stock outstanding determined on a fully-diluted basis at the time of the option grant. Such options will vest ratably in equal installments on the first day of each month for the 24 months after the date of grant and expire in ten years.

                           iv)      If the Executive is terminated for any
reason (other than fraud, theft or other crimes of moral turpitude), the Company
(or the shareholders of Ener1 Group, Inc.), if requested by the Executive, will, within sixty (60) days of such termination, pay to the Executive the "in the money" value of all vested options granted by the Company to the Executive hereunder. "In the money value," for purposes hereof, shall mean (x) the thirty
(30) day average of the closing price of the Company's stock on the
Over-the-Counter Bulletin Board quotation system (or other quotation system on which the Company's stock is quoted or as reported by any exchange on which the
Company's stock is listed at the time) times the total number of shares that may be purchased pursuant to the vested options, less (y) the exercise price(s) of the shares that may be purchased pursuant to the vested options times the total number of shares that may be purchased pursuant to the vested options.
Notwithstanding the foregoing, if the Executive becomes Chief Executive Officer of another public company controlled (as defined below) by one or more Ener1
Group, Inc.'s shareholders (including the ultimate beneficial shareholders thereof, as "Beneficial Ownership" is defined under Rule 13d-3 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto), then all options then vested to the Executive shall remain in force for the remainder of the original ten year exercise period. If this repurchase right is not exercised, the options shall remain outstanding until each such option expires on the tenth anniversary of the date of grant of such option, unless exercised prior to such time. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

                           v)       All options hereunder will: (A) if unvested,
vest immediately upon a change in control (as hereinafter defined) of either the
Company or Ener1 Group, Inc.; and (B) be adjusted for mergers, stock splits, stock spin-offs, reverse stock splits and similar events. All shares subject to options and other shares granted hereunder will have customary piggyback registration and tag-along rights.

                           vi)      All shares of common stock issuable under
options to be granted under this Agreement shall be registered pursuant to a
Registration Statement on Form S-8 (or any successor form) filed by the Company with the Securities and Exchange Commission.

                  d)  Other Benefits.  The Executive shall be entitled to
participate in all employee benefit plans now existing or hereinafter established by the Company, including, but not limited to, medical/dental insurance plans, group life and disability insurance plans, 401(k) Plan, pension, profit sharing or bonus plans, Employee Stock Purchase Plan, and any other employee benefit plan or arrangement as and when available to executive officers of the Company. For the purpose of determining Long Term Disability and
Life Insurance Benefits, the Executive's compensation shall be equal to his base salary. The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

5.      Expenses The Executive shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with the policies established by the Board of
Directors from time to time and upon receipt of appropriate documentation. The
Executive shall be responsible for all of his travel and other expenses for commuting to the Company's Fort Lauderdale headquarters from his home.

6.       Agreement Not to Compete. a)The Executive agrees that during the
Employment Term and during the Non-Competition Period (defined below) he will not in any capacity, either separately, jointly, or in association with others, directly or indirectly, as an officer, director, consultant, agent, employee, owner, partner, stockholder or otherwise, engage or have a financial interest in any business which competes with the Company in the United States (excepting only the ownership of not more than 5% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market).
A business that is engaged in fuel cell, solar cell or battery energy-related business shall be deemed to compete with the Company. The "Non-Competition
Period" shall mean the period ending two years after either (a) the termination of the Executive's employment hereunder by the Company, provided that the
Company continues to comply with its obligations under Section 9(b) hereof during such two year period, or (b) the termination of the Executive's employment hereunder by virtue of the Executive's resignation, unless such resignation is for Good Reason (as defined below). The Executive further agrees that during the Non-Competition Period, except in connection with the performance of services hereunder, he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit or contact on behalf of a business competitor of the Company any of the
Compan's employees, consultants, agents or suppliers, customers or prospects, as shown by the Companys records, that were employees, consultants, agents, suppliers, customers or prospects of the Company at any time during the year immediately preceding the termination of employment hereunder. For purposes of this Agreement, "Good Reason" shall mean the resignation of the Executive within one year after the occurrence of any of the following events without Executive's written consent: (a) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the
Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the
Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason, (b) any reduction in the
Executive's salary, (c) the occurrence of a change in control, (d) Executive is not reappointed as a member of the board of the Company, (e) this agreement is not expressly assumed by a successor to the business and/or assets of the
Company, or (f) any material breach by the Company of this agreement.

                  b)       If a court determines that the foregoing restrictions
are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law. The Executive expressly agrees that breach of the foregoing would result in irreparable injuries to the
Company, that the remedy at law for any such breach will be inadequate and that upon breach of this provision, the Company, in addition to all other available remedies, shall be entitled as a matter of right to seek injunctive relief in any court of competent jurisdiction.

7. Secret Processes and Confidential Information. For the Employment
Term and thereafter, the Executive agrees to be bound by the terms and conditions of the Company's Business Code of Conduct and the Confidentiality
Agreement executed this date by the Executive in favor of the Company.

8.       Termination.

                  a)       End of Term.  The employment of the Executive
hereunder, and this Agreement shall automatically continue on an annual basis, at the end of the Employment Term, unless otherwise terminated in the manner provided in this Section 8.

                  b)  Termination by the Company with Cause.  The Company shall have the right at any time to terminate the Executive's employment hereunder upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"):

                           i)       the conviction of the Executive for any
crime involving embezzlement of funds or other proven deliberate and premeditated act of dishonesty that is demonstrably and materially injurious to the financial or business interests of the Company;

                           ii)      the conviction by the Executive of, or the
pleading by the Executive of nolo contendere to, a felony; or

                           iii)     the willful breach by the Executive of any
material terms of this Agreement, which breach is not cured within thirty (30)
days subsequent to notice from the Company to the Executive specifying such breach, provided, that no act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interests of the Company, and, provided, further, that no termination of the Executive for Cause shall occur until (x) there shall have been delivered to the Executive a copy of the written resolution adopted by two thirds of the Board (excluding Executive for purposes of determining this approval) in good faith at a duly called meeting thereof setting forth that the Executive was guilty of the conduct set forth in any such clause and specifying the particulars thereof in detail and (y) the Executive shall have been provided an opportunity to be heard by the Board at such meeting with 45 days' advance written notice thereof. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after notice of termination is given by the Company shall constitute Cause for purposes of this Agreement. The Executive shall be entitled to the assistance of his counsel (at the expense of the Company) in contesting or otherwise disputing in good faith any allegation or finding of such conduct in any Board meeting or any subsequent judicial or other proceeding instigated by the Executive, the
Company, or any third party. Under no circumstances shall the Executive be obligated to pay or reimburse the Company for any attorneys' fees and expenses incurred by the Company.

                  c)       Termination Upon Death or Disability.  The
Executive's employment hereunder shall automatically terminate upon the
Executive's death or upon his inability to perform his duties hereunder by reason of any mental, physical or other disability for a period of at least six consecutive months, as determined by a qualified physician selected by the
Executive from a list of five physicians selected by the Company.

                  d)       Termination by the Company Without Cause.  The
Company shall have the right to terminate the Executive's employment at any time upon 30 days' notice for any reason without Cause.

                  e)    Resignation by the Executive. The Executive shall
have the right to resign his employment with the Company provided a 60 day notice is given, at any time for any reason.

9.       Effect of Termination of Employment.

                  a)   With Cause; Resignation; Death or Disability.   If
the Executive's employment is terminated with Cause pursuant to Section 8(b), if the Executive's employment is terminated by the death or disability of the
Executive pursuant to Section 8(c), or if the Executive elects to terminate his employment other than for Good Reason, the Executive's salary and other benefits specified in Section 4 shall cease at the time of such termination; provided, however, that the Executive or his estate shall be paid for all accrued and unused vacation and be entitled to continue to participate in the Company's medical benefit plans to the extent required by law.  Further, in the event the
Executive's employment is terminated by the death or disability of the Executive pursuant to Section 8(c), the Executive or his estate will be entitled to be paid a prorata amount of bonus, if any, which would have been earned by the
Executive based upon the earnings of the Company as of the end of the quarter during which the Executive's death or termination by disability occurred.

        b) Without Cause by the Company. i) If the Executive's employment is terminated by the Company without Cause pursuant to Section 8(d), the
Executive's salary and other benefits specified in Section 4 shall cease at the time of such termination, provided, however, that the Executive shall be entitled to be paid for all accrued unused vacation and continue to participate in the Company's medical benefit plan to the extent required by law.

      ii) Notwithstanding Subsection (i), the Executive shall be entitled to the severance payments in the event of termination without Cause by the Company.
Such payments shall be equal to the Executive's bi-monthly base salary as of the date of such termination, shall be paid to the Executive twice monthly at the time of the Company's normal payroll payments and shall continue for a period of two years from the date of such termination. Such payments are referred to herein as the "Severance Pay."

        iii) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 9(b) by seeking other employment or otherwise; provided, however, that if the Executive accepts any other employment for compensation of any kind, deferred or otherwise, during such period during which the said Severance Pay is being made, such Severance Pay shall terminate and the Company shall be under no further obligations to the Executive therefor.

     iv) Also notwithstanding  Subsection (i) above, the Executive's entitlement to any options granted  hereunder  shall be in accordance with Section  4(c)(iv)
hereof.

        10. Insurance The Company may purchase insurance on the life of the
Executive, and if it does so, the Executive shall cooperate fully by performing all the reasonable requirements of the life insurer which are necessary conditions precedent to the issuance of the life insurance policy issued by it.

         11.      Indemnification

a) If the Executive is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that the Executive is or was a director or officer of the Company or any subsidiary thereof or is or was serving at the request of the Company or any subsidiary thereof as a director, officer, member, employee or agent of another person, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by
Florida law, as the same exists or may hereafter be amended, against all damages, losses, judgments, liabilities, fines, settlements, and costs, attorneys' fees and any expenses of establishing a right to indemnification under this Agreement ("Expenses") incurred by the Executive in connection therewith, and such indemnification shall continue after Executive has ceased to be an officer, director, or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Executive shall not be so indemnified for any Proceeding which is adjudicated to have arisen out of his willful misconduct, bad faith, gross negligence or reckless disregard of duty or his failure to act in good faith in the reasonable belief that his action was in the best interests of the Company.
Expenses incurred by the Executive in connection with any Proceeding shall be paid by the Company in advance upon the Executive's request and Executive's delivery of an undertaking to reimburse the Company for Expenses with respect to which the Executive is not entitled to indemnification. The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition hereunder shall not be exclusive of any other right which the Executive may have or hereafter may acquire.

        b) The Executive shall give the Company notice of any claim made against him for which indemnification could be sought under this Agreement, but the failure of the Executive to give such notice shall not relieve the Company of any liability the Company may have to the Executive except to the extent that the Company is prejudiced thereby. In addition, the Executive shall give the
Company such information and cooperation as it may reasonably require and as shall be within the Executive's power and at such time and places as are convenient for the Executive.

    c) The Company will be entitled to participate in any Proceeding at its own expense and, except as otherwise provided below, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the
Executive. The Executive also shall have the right to employ his own counsel in such Proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between the Company and the Executive, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company.

        d) The Company shall not be liable to indemnify the Executive for any amounts paid in settlement of any claim effected without its written consent.
The Company shall not settle any claim in any manner which would not include a full and unconditional release of the Executive without the Executive's prior written consent. Neither the Company nor the Executive will unreasonably withhold or delay their consent to any proposed settlement.

        12. Insurance. Promptly after the date hereof, when the Company has sufficient funds, it shall purchase and maintain a directors and officers $5 million liability insurance policy provided that such policy shall be purchased not later than December 31, 2003.

     13. Notice. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or five (5)
days after deposit in the U.S. mail, sent by certified or registered mail, postage prepaid, to the following addresses or such other address as to which notice is given in the manner provided herein:

                  If to the Executive:

                           Kevin Fitzgerald
                           4779 Collins Avenue, #1804
                           Miami, Florida 33140

                  If to the Company:

                           Ener1, Inc.
                           550 W. Cypress Creek Road
                           Suite 120
                           Fort Lauderdale, FL 33309
                           Attn:  Mike Zoi

         14.      Definition of Change in Control

     For purposes of this Agreement, a "change in control" shall mean any of the following events:

        a) i) Mike Zoi, Peter Novak and Boris Zingarevitch cease to Beneficially
Own in the aggregate at least fifty percent (50%) of the then-outstanding voting securities of the Company or of a corporation beneficially directly or indirectly owning all of the voting securities of the Company;

        ii) The individuals who, as of the date of this Agreement are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board of Directors of the Company; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this
Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the
Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or
Proxy Contest; or

         iii)     The consummation of:

      A) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A
"Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

        1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent
(50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the
"Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization,

        2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the voting securities of the Surviving
Corporation, and

3) no person other than (i) the Company, (ii) any subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the
Company, or any subsidiary, or (iv) any person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities of the Company, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                B)      A complete liquidation or dissolution of the Company; or

                C)      The sale or other disposition of all or substantially
                        all of the assets of the Company to any person (other
                        than a transfer to a subsidiary).

         15.      General.

        a) Governing Law. The Terms of this Agreement shall be Governed by and construed under the laws of the State of Florida without regard to its principles of conflicts of laws.

        b) Assignability. The Executive may not assign his interest in or delegate his duties under this Agreement. The Company may not assign the
Agreement or the rights and obligations hereunder without consent of the
Executive.

        c) Enforcement Costs. In the event that either the Company or the
Executive initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including attorneys' fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.

        d) Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of the Company, its permitted successors and assigns and the Executive, his representatives and heirs.

        e) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties thereto.

f) Duration. Notwithstanding the term of employment hereunder, this
Agreement shall continue for so long as any obligations remain under this
Agreement.

         IN WITNESS THEREOF, the parties hereto have set their hands and seals on the date first above written.
                                                     (Company)

                                          By:     ________________________
                                         Name:    ________________________
                                         Title:   _________________

                                         _______________________________
                                                    Kevin Fitzgerald

For purposes of Section 4(c), the undersigned hereby enters into this
Agreement on behalf of Ener1 Group, Inc., and the undersigned hereby represents and warrants that he has the authority to enter into this
Agreement on behalf of Ener1 Group, Inc.

                                                     _______________________________
                                                     Mike Zoi